Exhibit 99.3

April 17, 2014

Attn:  MacroSolve, Inc. Board of Directors

Re: Resignation

Gentlemen:

I, John Clerico, hereby tender my resignation as a member of the Board of Directors of MacroSolve, Inc. and all subsidiaries and affiliates of MacroSolve, Inc.  I have no disagreements with managements.

Sincerely,

/s/ JOHN CLERICO
John Clerico